Item 77Q (1)(e) - Copies of any new or amended investment advisory contracts

Amendment to Sub-Advisory Agreement between Touchstone Advisors, Inc. and Fort Washington Investment Advisors, Inc. with respect to the Touchstone Active Bond Fund dated March 1, 2015 is herein incorporated by reference to Post Effective Amendment No. 40 to the Registration Statement on Form N-1A (Accession No. 0001104659-15-029084) as filed with the SEC on April 21, 2015.